Exhibit 99.1

Contact:

Cathy Smith, Chief Financial Officer

Jamie Kates, Director, Investor Relations

(314) 684-6521

investor.relations@express-scripts.com

Express Scripts Announces 2nd Quarter Results;

Narrows 2014 Guidance Range; Maintains Mid-Point

ST. LOUIS, July 29, 2014 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2014 second quarter net income attributable to Express Scripts stockholders of $515.2 million, or $0.67 per diluted share. Adjusted earnings per diluted share, as detailed in Table 4, was $1.23 for the second quarter.1

“We are well positioned to serve our clients with scale, alignment and innovative solutions to lower costs, manage trend and to improve the health outcomes of our members,” stated George Paz, chairman and chief executive officer. “We are using our scale in formulary management, regulatory compliance and personalized care through our Therapeutic Resource Centers, to control cost and provide a safe, convenient pharmacy experience. Our focus on reducing patients’ costs while improving their health outcomes, together with our business model, aligns our objectives with those of our clients.”

Second Quarter 2014 Review

The expected roll-off of UnitedHealth Group (“UNH”) claims was completed by the end of 2013. The following table compares the second quarter 2014 and 2013 operating results from continuing operations excluding and including UNH (also see Tables 7 and 8):

(from continuing operations)	Q2 2014 (in millions, except per	Q2 2014 Change From Q2 2013
	share and claim data)	Excluding UNH	Including UNH
Adjusted claims (see Table 1)	324.5	(5%)	(12%)
Adjusted EBITDA (see Table 3)	$1,735.2	5%	(1%)
Adjusted EBITDA, per adjusted claim (see Table 3)	$5.35	10%	13%
GAAP net income	$515.2	0%	(9%)
Adjusted net income (see Table 5)	$939.4	6%	0%
GAAP diluted earnings per share	$0.67	8%	(1%)
Adjusted earnings per diluted share (see Table 4)	$1.23	15%	9%

[1]	All subsequent net income, earnings per share, adjusted EBITDA, adjusted EBITDA per adjusted claims, adjusted net income and adjusted earnings per share amounts are presented as attributable to Express Scripts, excluding non-controlling interest representing the share allocated to members of our consolidated affiliates.

As expected and similar to the second quarter of last year, revenue of $129.4 million related to a large client contract was realized in the second quarter of 2014 due to the structure of the contract. Second quarter net cash flow provided by operating activities was $735.5 million and the Company repurchased 29.9 million shares of common stock for $2,191.6 million during the quarter, leaving 42.9 million shares available under the current repurchase program.

2014 Guidance

The Company narrowed its adjusted earnings per diluted share guidance from a range of $4.82 to $4.94 to a range of $4.84 to $4.92, which maintains the mid-point of $4.88. The new guidance range reflects year over year growth of 17% to 19% excluding UNH (see Table 8) or growth of 12% to 14% including UNH. Additional details on this guidance and items excluded from this range can be found in Table 6.

The Company expects the following for the third quarter of 2014 – (see Table 6):

(from continuing operations)	Estimated Quarter Ending September 30, 2014 (in millions, except per share data)	Year Over Year Growth (Excluding UNH)	Year Over Year Growth (Including UNH)
Adjusted claims	315 to 335	(8%) – (2%)	(12%) – (6%)
Adjusted earnings per diluted share	$1.27 to $1.31	22% - 26%	18% - 21%

Future Business Outlook

The acquisition of Medco closed in April of 2012 and Express Scripts embarked on a journey to build one of the most consequential companies in healthcare. During the following two years, the Company has focused relentlessly on moving to a single platform in a complex and changing environment. This integration activity resulted in isolated challenges for some clients. In addition, when two large companies merge together, it creates changes to people, processes and systems. For example, certain account management teams experienced turnover; often these relationships are key to retaining clients.

Historically, the Company has a strong track record of successful acquisitions resulting in combining the best of both systems and processes, and building new leadership and solidifying account teams. Clients are naturally going to evaluate alternatives and test the market. Express Scripts took advantage of this dynamic in the past when competitors merged. Competitors are attempting to take advantage of this situation now. As Express Scripts exits two years of integration, the Company is emerging as a stronger PBM and is well-positioned for the future.

Due to the dynamics of the market, the retention rate for 2015 is expected to be in the range of 92-93%. This retention rate combined with strong organic growth and new sales will result in expected claims volume slightly down to down 1.5% in 2015. We expect that future organic earnings growth will come from several drivers, of which script volume is just one component. Other drivers include generic conversions, specialty pharmacy, formulary management, clinical programs and home delivery. All of these levers will drive EBITDA and earnings growth in the future.

Express Scripts has built the most advanced, best positioned PBM in the industry and service excellence has been a top priority. The Company has taken clear and specific steps to improve both the client and patient experience and continues to invest in people, processes and systems to enhance the services provided and optimize every patient touch point. Express Scripts’ service metrics indicate that it is delivering at or above strong historical levels.

“Service is a very important component of the PBM offering,” stated Tim Wentworth, president. “We believe that in addition to our size, scale and innovation, our investment in and commitment to client and patient service positions Express Scripts well for future growth.”

About Express Scripts

Express Scripts manages more than a billion prescriptions each year for tens of millions of patients. On behalf of our clients – employers, health plans, unions and government health programs – we make the use of prescription drugs safer and more affordable. Express Scripts uniquely combines three capabilities – behavioral sciences, clinical specialization and actionable data – to create Health Decision ScienceSM, our innovative approach to help individuals make the best drug choices, pharmacy choices and health choices. Better decisions mean healthier outcomes.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2014 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on July 29, 2014 and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2014. A copy of these documents can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2014	2013	2014	2013
Revenues(*)	$25,111.0	$26,381.9	$48,796.0	$52,401.8
Cost of revenues (*)	23,103.3	24,266.8	45,037.9	48,324.6

Gross profit	2,007.7	2,115.1	3,758.1	4,077.2
Selling, general and administrative	1,041.7	1,110.8	2,082.9	2,229.8

Operating income	966.0	1,004.3	1,675.2	1,847.4

Other (expense) income:
Equity income from joint venture	4.7	7.0	6.4	16.8
Interest income	5.6	1.1	15.0	2.7
Interest expense and other	(134.7)	(127.6)	(259.2)	(343.0)

	(124.4)	(119.5)	(237.8)	(323.5)

Income before income taxes	841.6	884.8	1,437.4	1,523.9
Provision for income taxes	318.9	310.4	580.2	569.5

Net income from continuing operations	522.7	574.4	857.2	954.4
Net loss from discontinued operations, net of tax	—	(23.9)	—	(25.8)

Net income	522.7	550.5	857.2	928.6
Less: Net income attributable to non-controlling interest	7.5	7.5	13.7	12.6

Net income attributable to Express Scripts	$515.2	$543.0	$843.5	$916.0

Weighted-average number of common shares outstanding during the period:
Basic	758.1	815.2	766.7	816.9
Diluted	766.5	828.4	776.4	830.5

Basic earnings per share:
Continuing operations attributable to Express Scripts	$0.68	$0.70	$1.10	$1.15
Discontinued operations attributable to Express Scripts	—	(0.03)	—	(0.03)
Net earnings attributable to Express Scripts	0.68	0.67	1.10	1.12

Diluted earnings per share:
Continuing operations attributable to Express Scripts	$0.67	$0.68	$1.09	$1.13
Discontinued operations attributable to Express Scripts	—	(0.03)	—	(0.03)
Net earnings attributable to Express Scripts	0.67	0.66	1.09	1.10

Amounts attributable to Express Scripts shareholders:
Income from continuing operations, net of tax	$515.2	$566.9	$843.5	$941.8
Discontinued operations, net of tax	—	(23.9)	—	(25.8)

Net income attributable to Express Scripts shareholders	$515.2	$543.0	$843.5	$916.0

(*)	Includes retail pharmacy co-payments of $2,578.5 million and $3,204.3 million for the three months ended June 30, 2014 and 2013, respectively, and $5,476.4 million and $6,878.7 million for the six months ended June 30, 2014 and 2013, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

	June 30,	December 31,
(in millions)	2014	2013
Assets
Current assets:
Cash and cash equivalents	$2,835.2	$1,991.4
Restricted cash and investments	20.6	22.8
Receivables, net	5,178.2	4,022.9
Inventories	1,767.0	1,871.1
Deferred taxes	518.5	455.4
Prepaid expenses and other current assets	132.9	96.8
Current assets of discontinued operations	—	31.0

Total current assets	10,452.4	8,491.4
Property and equipment, net	1,644.1	1,658.9
Goodwill	29,305.5	29,305.4
Other intangible assets, net	13,142.2	14,015.6
Other assets	89.6	76.9

Total assets	$54,633.8	$53,548.2

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$7,569.0	$6,767.8
Accounts payable	2,959.3	2,900.0
Accrued expenses	1,517.8	1,982.2
Current maturities of long-term debt	3,938.3	1,584.0
Current liabilities of discontinued operations	—	1.3

Total current liabilities	15,984.4	13,235.3
Long-term debt	12,165.5	12,363.0
Deferred taxes	5,351.4	5,440.6
Other liabilities	673.9	664.4
Noncurrent liabilities of discontinued operations	—	0.1

Total liabilities	34,175.2	31,703.4

Stockholders’ equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 843.7 and 834.0, respectively; shares outstanding: 745.4 and 773.6, respectively	8.4	8.3
Additional paid-in capital	22,389.4	21,809.9
Accumulated other comprehensive income	12.9	11.7
Retained earnings	4,756.3	3,912.8

	27,167.0	25,742.7

Common stock in treasury at cost, 98.3 and 60.4 shares, respectively	(6,715.1)	(3,905.3)

Total Express Scripts stockholders’ equity	20,451.9	21,837.4

Non-controlling interest	6.7	7.4

Total stockholders’ equity	20,458.6	21,844.8

Total liabilities and stockholders’ equity	$54,633.8	$53,548.2

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Six Months Ended June 30,
(in millions)	2014	2013
Cash flows from operating activities:
Net income	$857.2	$928.6
Net loss from discontinued operations, net of tax	—	25.8

Net income from continuing operations	857.2	954.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,111.2	1,209.7
Deferred income taxes	(212.2)	(262.6)
Employee stock-based compensation expense	54.4	87.0
Other, net	(35.1)	(49.1)
Changes in operating assets and liabilities:
Accounts receivable	(1,163.0)	867.7
Inventories	104.1	(12.0)
Other current and noncurrent assets	(44.8)	15.5
Claims and rebates payable	801.2	(1,616.6)
Accounts payable	65.2	(265.1)
Other current and noncurrent liabilities	(348.7)	(121.0)

Net cash provided by operating activities—continuing operations	1,189.5	807.9
Net cash used in operating activities—discontinued operations	—	(25.4)

Net cash flows provided by operating activities	1,189.5	782.5

Cash flows from investing activities:
Purchases of property and equipment	(208.8)	(194.9)
Proceeds from sale of business	—	77.9
Other	6.7	1.3

Net cash used in investing activities—continuing operations	(202.1)	(115.7)
Net cash used in investing activities—discontinued operations	—	(2.1)

Net cash used in investing activities	(202.1)	(117.8)

Cash flows from financing activities:
Treasury stock acquired	(2,659.9)	(801.0)
Proceeds from long-term debt, net of discounts	2,490.1	—
Repayment of long-term debt	(315.8)	(1,615.8)
Net proceeds from employee stock plans	312.1	271.0
Excess tax benefit relating to employee stock compensation	65.9	14.8
Distributions paid to non-controlling interest	(14.2)	(13.4)
Other	(21.6)	6.3

Net cash used in financing activities	(143.4)	(2,138.1)

Effect of foreign currency translation adjustment	(0.2)	(5.2)

Less: cash decrease attributable to discontinued operations	—	27.4

Net increase (decrease) in cash and cash equivalents	843.8	(1,451.2)
Cash and cash equivalents at beginning of period	1,991.4	2,793.1

Cash and cash equivalents at end of period	$2,835.2	$1,341.9

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Claims Volume
Continuing operations:
Network	231.0	266.2	461.7	549.0
Home delivery and specialty (1)	32.0	35.3	62.5	72.0

Total claims	263.0	301.5	524.2	621.0

Total adjusted claims—continuing operations(2)	324.5	369.3	644.5	759.2

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$28.5	$57.0	$57.0
Cost of revenues depreciation	32.1	29.8	62.7	57.3
Selling, general and administrative depreciation	88.2	74.0	172.6	145.4
Selling, general and administrative amortization(3)	409.3	477.1	818.9	950.0

Total D&A—continuing operations	$558.1	$609.4	$1,111.2	$1,209.7

Generic Fill Rate*
Network	83.9%	81.7%	83.6%	81.5%
Home delivery	76.9%	74.6%	76.7%	74.3%
Overall	83.0%	80.9%	82.7%	80.7%

Note: See Appendix for Footnotes

*	The home delivery generic fill rate is currently lower than the network generic fill rate as fewer generic substitutions are available among maintenance medications (e.g. therapies for chronic conditions) commonly dispensed from home delivery pharmacies compared to acute medications which are primarily dispensed by pharmacies in our retail networks.

Table 2

Calculation of Express Scripts Holding Company Adjusted Gross Profit and SG&A - Continuing Operations

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Gross profit, as reported	$2,007.7	$2,115.1	$3,758.1	$4,077.2
Amortization of intangible assets (3)	28.5	28.5	57.0	57.0
Transaction and integration costs (4)	108.6	36.6	216.4	81.1

Adjusted gross profit	$2,144.8	$2,180.2	$4,031.5	$4,215.3

Selling, general and administrative, as reported	$1,041.7	$1,110.8	$2,082.9	$2,229.8
Amortization of intangible assets (3)	409.3	477.1	818.9	950.0
Transaction and integration costs (4)	129.8	105.3	255.1	215.4

Adjusted selling, general and administrative	$502.6	$528.4	$1,008.9	$1,064.4

Note: See Appendix for Footnotes

The Company is providing adjusted gross profit and adjusted selling, general and administrative expenses (both of which are non-GAAP financial measures), in each case, excluding the impact of amortization of intangible assets and transaction and integration costs in order to compare the underlying financial performance to prior periods.

Table 3

Express Scripts Holding Company EBITDA Reconciliation

(in millions, except per claim data)

The following is a reconciliation of net income from continuing operations attributable to Express Scripts to EBITDA from continuing operations attributable to Express Scripts. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income from continuing operations, attributable to Express Scripts, as reported	$515.2	$566.9	$843.5	$941.8
Provision for income taxes	318.9	310.4	580.2	569.5
Depreciation and amortization	558.1	609.4	1,111.2	1,209.7
Interest expense, net	129.1	126.5	244.2	340.3
Equity income from joint venture	(4.7)	(7.0)	(6.4)	(16.8)

EBITDA from continuing operations, attributable to Express Scripts, as reported	1,516.6	1,606.2	2,772.7	3,044.5
Transaction and integration costs (4)*	218.6	139.9	433.5	294.5

Adjusted EBITDA from continuing operations, attributable to Express Scripts	$1,735.2	$1,746.1	$3,206.2	$3,339.0

Total adjusted claims—continuing operations	324.5	369.3	644.5	759.2

Adjusted EBITDA from continuing operations, attributable to Express Scripts, per adjusted claim	$5.35	$4.73	$4.97	$4.40

Note: See Appendix for Footnotes

The Company is providing EBITDA and adjusted EBITDA excluding the impact of certain charges (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

EBITDA from continuing operations is earnings before other income (expense), interest, taxes, depreciation and amortization, or alternatively calculated as operating income from continuing operations plus depreciation and amortization less non-controlling interest. EBITDA from continuing operations is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA from continuing operations, however, should not be considered as an alternative to net income from continuing operations, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA from continuing operations may not be comparable to that used by other companies.

Adjusted EBITDA from continuing operations per adjusted claim is a supplemental measurement used by analysts and investors to help evaluate overall operating performance. We have calculated adjusted EBITDA from continuing operations excluding transaction and integration costs recorded each year, as these charges are not considered an indicator of ongoing company performance. Adjusted EBITDA from continuing operations per adjusted claim is calculated by dividing adjusted EBITDA from continuing operations by the adjusted claim volume for the period. This measure is used as an indicator of EBITDA performance on a per-unit basis. Adjusted EBITDA from continuing operations, and as a result, adjusted EBITDA from continuing operations per adjusted claim, are each affected by the changes in claim volumes between retail and home delivery, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business.

*	Transaction and integration costs for the three and six months ended June 30, 2014 presented above excludes $19.8 million and $38.0 million, respectively, of depreciation related to the integration of Medco which does not impact EBITDA. Transaction and integration costs for the three and six months ended June 30, 2013 presented above excludes $2.0 million, respectively, of depreciation related to the integration of Medco which does not impact EBITDA.

Table 4

Calculation of Express Scripts Holding Company Adjusted Diluted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(per diluted share)
EPS from continuing operations attributable to Express Scripts, as reported	$0.67	$0.68	$1.09	$1.13

Excluding items indicated:
Transaction and integration costs (4)	0.20	0.10	0.37	0.21
Debt redemption costs (5)	—	—	—	0.05
Discrete tax items (6)	—	(0.02)	0.05	(0.01)
Amortization of intangible assets (3)	0.36	0.37	0.70	0.74

EPS from continuing operations attributable to Express Scripts, adjusted	$1.23	$1.13	$2.21	$2.12

Note: See Appendix for Footnotes

The Company is providing diluted EPS from continuing operations attributable to Express Scripts and diluted EPS from continuing operations attributable to Express Scripts excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate

(in millions)

	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate
Income, as reported	$841.6	$318.9		$1,437.4	$580.2
Non-controlling interest	(7.5)	—		(13.7)	—

Total attributable to Express Scripts, as reported	834.1	318.9	38.2%	1,423.7	580.2	40.8%

Excluding items indicated:
Transaction and integration costs(4)	238.4	90.5		471.5	179.5
Debt redemption costs(5)	4.4	1.7		4.4	1.7
Discrete tax items(6)		(1.9)			(38.0)
Amortization of intangible assets(3)	437.8	166.1		875.9	333.5

Total attributable to Express Scripts, as adjusted	$1,514.7	$575.3	38.0%	$2,775.5	$1,056.9	38.1%

Adjusted net income attributable to Express Scripts, net of tax		$939.4			$1,718.6

Note: See Appendix for Footnotes.

The Company is providing adjusted net income attributable to Express Scripts, net of tax and adjusted effective income tax rate attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5A

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate for Continuing Operations

(in millions)

	Three Months Ended June 30, 2013			Six Months Ended June 30, 2013
	Income before income taxes	Provision for income taxes	Effective income tax rate	Income before income taxes	Provision for income taxes	Effective income tax rate
Income from continuing operations, as reported	$884.8	$310.4		$1,523.9	$569.5
Non-controlling interest	(7.5)	—		(12.6)	—

Total continuing operations attributable to Express Scripts, as reported	877.3	310.4	35.4%	1,511.3	569.5	37.7%

Excluding items indicated:
Transaction and integration costs(4)	141.9	55.8		296.5	116.6
Debt redemption costs(5)				68.5	26.9
Discrete tax items(6)		19.6			9.0
Amortization of intangible assets(3)	505.6	198.7		1,007.0	395.8

Total continuing operations attributable to Express Scripts, as adjusted	$1,524.8	$584.5	38.3%	$2,883.3	$1,117.8	38.8%

Adjusted net income from continuing operations attributable to Express Scripts, net of tax		$940.3			$1,765.5

Note: See Appendix for Footnotes.

The Company is providing adjusted net income attributable to Express Scripts, net of tax and adjusted effective income tax rate attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 6

Express Scripts Holding Company 2014 Guidance Information

	Estimated Year Ending December 31, 2014	Estimated Year Ending December 31, 2014
(in millions, except per share and per claim data)	Current Guidance	Previous Guidance
Adjusted EPS attributable to Express Scripts*	$4.84 to $4.92	$4.82 to $4.94
Year over year growth excluding UNH—See Table 8	17%-19%	17%-20%
Total adjusted claims	1,275 to 1,325	1,270 to 1,330
Adjusted selling, general and administrative*	$1,950 to $2,025	$1,950 to $2,025
Depreciation**	$400 to $420	$400 to $420
Effective income tax rate	38.0% to 38.2%	38.0% to 38.5%
Adjusted EBITDA*	$6,775 to $6,925	$6,775 to $6,975
Adjusted EBITDA per adjusted claim*	$5.20 to $5.30	$5.20 to $5.30
Diluted weighted average shares outstanding during the period	750 to 760	755 to 765
Cash flow from operations	$4,550 to $5,150	$4,550 to $5,150
Capital expenditures	$400 to $450	$400 to $450

GAAP items not included in guidance (*)

The full-year impact of integration and certain other costs has yet to be determined. Accordingly, the Company is unable to include these charges in the list of GAAP items not included in guidance for 2014 full-year and third quarter adjusted EPS, adjusted selling, general and administrative, adjusted EBITDA and adjusted EBITDA per adjusted claim or to provide a reconciliation to the corresponding GAAP measure. These integration expenses are expected to end in the second half of 2014. 2014 Adjusted EPS will exclude amortization of intangible assets per diluted share in the range of $1.41 to $1.45.

**	Approximately $280 to $300 million of this depreciation guidance is included in the guidance for adjusted selling, general and administrative expenses. The remainder of the depreciation guidance is reported in costs of goods sold.

Table 7

Express Scripts Holding Company Operating Results Excluding UnitedHealth Group (“UNH”)

(Amounts in millions except per share and per claim data)

					Q2 2013
				UNH	Excluding	Q2 2014 Change
(Three Months Ended)		Q2 2014	Q2 2013	(Table 8)	UNH	Including UNH	Excluding UNH
Adjusted claims	Table 1	324.5	369.3	(28.1)	341.2	-12%	-5%
Adjusted SG&A	Table 2	$502.6	$528.4	$(2.5)	$525.9	-5%	-4%
Adjusted EBITDA	Table 3	$1,735.2	$1,746.1	$(87.2)	$1,658.9	-1%	5%
Adjusted EBITDA, per adjusted claim	Table 3	$5.35	$4.73	$3.10	$4.86	13%	10%
GAAP net income		$515.2	$566.9	$(53.7)	$513.2	-9%	0%
Adjusted net income	Table 5	$939.4	$940.3	$(53.7)	$886.6	0%	6%
GAAP diluted earnings per share		$0.67	$0.68	$(0.06)	$0.62	-1%	8%
Adjusted diluted earnings per share	Table 4	$1.23	$1.13	$(0.06)	$1.07	9%	15%

					Q2 2013
				UNH	Excluding	Q2 2014 Change
(Six Months Ended)		Q2 2014	Q2 2013	(Table 8)	UNH	Including UNH	Excluding UNH
Adjusted claims	Table 1	644.5	759.2	(65.4)	693.8	-15%	-7%
Adjusted SG&A	Table 2	$1,008.9	$1,064.4	$(5.0)	$1,059.4	-5%	-5%
Adjusted EBITDA	Table 3	$3,206.2	$3,339.0	$(180.7)	$3,158.3	-4%	2%
Adjusted EBITDA, per adjusted claim	Table 3	$4.97	$4.40	$2.76	$4.55	13%	9%
GAAP net income		$843.5	$941.8	$(110.6)	$831.2	-10%	1%
Adjusted net income	Table 5	$1,718.6	$1,765.5	$(110.6)	$1,654.9	-3%	4%
GAAP diluted earnings per share		$1.09	$1.13	$(0.13)	$1.00	-4%	9%
Adjusted diluted earnings per share	Table 4	$2.21	$2.12	$(0.13)	$1.99	4%	11%

The Company is providing operating results excluding UNH (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Amounts presented as continuing operations.

Table 8

Express Scripts Holding Company - UnitedHealth Group (“UNH”) Contribution by Quarter

(Amounts in millions except per share and per claim data)

					Full Year
	Q1 2013	Q2 2013	Q3 2013	Q4 2013	2013
Adjusted claims	37	28	16	8	89
Adjusted SG&A	$2	$2	$2	$2	$10
Adjusted EBITDA	$94	$87	$53	$29	$263
Adjusted EBITDA, per adjusted claim	$2.51	$3.10	$3.36	$3.52	$2.94
Adjusted net income	$57	$54	$33	$18	$162
Adjusted diluted earnings per share	$0.07	$0.06	$0.04	$0.02	$0.20
Adjusted diluted earnings per share as reported:	$0.99	$1.13	$1.08	$1.12	$4.33
Adjusted diluted earnings per share excluding UNH:	$0.92	$1.07	$1.04	$1.10	$4.13

The Company is providing UNH 2013 operating results by quarter and adjusted earnings per share excluding UNH (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Amounts presented as continuing operations.

Appendix

Footnotes

(1)	Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBMs’ clients under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.
(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than network claims.
(3)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with WellPoint which commenced upon closing of the NextRx acquisition in 2009. Under U.S. GAAP, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($17.7 million and $17.3 million net of tax in 2014 and 2013, respectively) is included as a reduction to revenue for the three months ended June 30, 2014 and 2013. Intangible amortization of $57.0 million ($35.3 million and $34.6 million net of tax in 2014 and 2013, respectively) is included as a reduction to revenue for the six months ended June 30, 2014 and 2013.

Other legacy Express Scripts intangible amortization of $9.4 million ($5.9 million net of tax) and $10.2 million ($6.2 million net of tax) for the three months ended June 30, 2014 and 2013, respectively, is included in selling, general and administrative expense. Other legacy Express Scripts intangible amortization of $18.8 million ($11.7 million net of tax) and $20.3 million ($12.3 million net of tax) for the six months ended June 30, 2014 and 2013, respectively, is included in selling, general and administrative expense.

Amortization of intangible assets related to the acquisition of Medco Health Solutions, Inc. (“Medco”) of $399.9 million ($248.1 million net of tax) and $466.9 million ($283.4 million net of tax) for the three months ended June 30, 2014 and 2013, respectively, is included in selling, general and administrative expense. Amortization of intangible assets related to the acquisition of Medco of $800.1 million ($495.4 million net of tax) and $929.7 million ($564.3 million net of tax) for the six months ended June 30, 2014 and 2013, respectively, is included in selling, general and administrative expense.

(4)	Transaction and integration costs include those costs directly related to the acquisition of Medco.

Costs of $108.6 million ($67.4 million net of tax) and $36.6 million ($22.2 million net of tax) primarily composed of integration-related activities, are included in gross profit for the three months ended June 30, 2014 and 2013, respectively. Costs of $216.4 million ($134.0 million net of tax) and $81.1 million ($49.2 million net of tax) primarily composed of integration-related activities, are included in gross profit for the six months ended June 30, 2014 and 2013, respectively.

Costs of $129.8 million ($80.5 million net of tax) and $105.3 million ($63.9 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense for the three months ended June 30, 2014 and 2013, respectively. Costs of $255.1 million ($158.0 million net of tax) and $218.9 million ($132.8 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense for the six months ended June 30, 2014 and 2013, respectively.

The Company recorded a net benefit of $3.5 million ($2.1 million net of tax) within selling, general and administrative expenses for the three months ended March 31, 2013 in conjunction with a final settlement related to the strategic decision to exit various businesses.

(5)	Debt redemption costs, which includes write-off of deferred financing fees incurred for the early redemption of senior notes, totaled $4.4 million ($2.7 million net of tax) and included in interest expense for the three months ended June 30, 2014 and $68.5 million ($41.6 million net of tax) is included in interest expense for the six months ended June 30, 2013.
(6)	Provision for income taxes includes discrete tax charges for continuing operations of $1.9 million and $38.0 million for the three and six months ended June 30, 2014 primarily attributable to changes in unrecognized tax benefits and deferred tax implications of newly enacted state laws. Provision for income taxes includes discrete tax benefits for continuing operations of $19.6 million and $9.0 million for the three and six months ended June 30, 2013 primarily attributable to changes in unrecognized tax benefits and the deferred tax implications related to investments in certain foreign subsidiaries for which the Company expects to realize in the foreseeable future.